For Release:	February 27, 2008

Contact:	Michael Mason (investors)	Jonathan Hunt, CFO
	Brian Kennedy (media)	Lori Woods, Acting COO
	Allen & Caron Inc	lwoods@isoray.com
	212 691 8087	509 375 1202
	michaelm@allencaron.com	jhunt@isoray.com
brian@allencaron.com

ISORAY APPOINTS NEW CHAIRMAN AND INTERIM CEO AND ANNOUNCES
MANAGEMENT CHANGES UPON INCUMBENT RESIGNATION

RICHLAND, Washington - IsoRay Inc. (AMEX: ISR), a medical isotope company focusing on the treatment of prostate and other malignant diseases through use of its proprietary radioisotope technology, announced today that director Dwight Babcock has been appointed Chairman of the Company’s Board of Directors, and will also be Interim Chief Executive Officer, following the resignation of Roger Girard for personal reasons, who has been Chairman and CEO since July 2005.

At the same time, the Company announced that Robert R. Kauffman, also a Director of the Company, has accepted an appointment as Vice Chairman. Lori Woods, currently Vice President/Marketing, will serve as Acting Chief Operating Officer, with direct responsibility for day-to-day operations including marketing, sales and manufacturing. Director David Swanberg will continue in his capacity as Executive Vice President responsible for manufacturing, engineering and R&D. Chief Financial Officer Jonathan Hunt will report directly to Interim CEO Babcock.

Babcock commented, “We want to thank Roger Girard for his years of service, and to wish him well in his future endeavors. Our primary immediate objectives will be to accelerate US sales growth, reduce manufacturing costs, and streamline SG&A expense. We will also continue to pursue new international opportunities, particularly our recent joint venture initiative in Russia. Further, as we move forward, we are very fortunate to be able to rely on the significant knowledge and experience of Lori, David, Jonathan and other members of the dedicated management team.

“The pre-eminence of Cesium 131 is increasingly recognized by the medical community, and as our clinical studies approach the 3-year mark, we believe Cesium 131 will become a new standard of care in brachytherapy. The next few years will, we believe, see the development of IsoRay into an important medical provider for the millions of prostate cancer patients here and around the world, and for other cancer patients as trials are completed in other areas,” he added.

Babcock has served as Chairman and Chief Executive Officer of Apex Data Systems, Inc., an information technology company, since 1975. Apex Data Systems automates the administration and claims adjudication needs of insurance companies both nationally and internationally. Mr. Babcock was formerly President and CEO of Babcock Insurance Corporation (BIC) from 1974 until 1985. BIC was a nationally recognized third party administrator operating within 35 states. Mr. Babcock has knowledge and experience in the equity arena and has participated in various activities within the venture capital, private and institutional capital markets. Mr. Babcock studied marketing and economics at the University of Arizona where he currently serves on the University of Arizona Astronomy Board.

Kauffman has served as Chief Executive Officer and Chairman of the Board of Alanco Technologies, Inc. (Nasdaq: ALAN), an Arizona-based information technology company, since July 1, 1998. Mr. Kauffman was formerly President and Chief Executive Officer of Nasdaq-listed Photocomm, Inc., from 1988 until 1997 (since renamed Kyocera Solar, Inc.). Photocomm was the nation’s largest publicly owned manufacturer and marketer of solar electric power systems with annual revenues in excess of $35 million. Prior to Photocomm, Mr. Kauffman was a senior executive of the Atlantic Richfield Company (ARCO) whose varied responsibilities included Senior Vice President of ARCO Solar, Inc. and President of ARCO Plastics Company. Mr. Kauffman earned an M.B.A. in Finance at the Wharton School of the University of Pennsylvania, and holds a B.S. in Chemical Engineering from Lafayette College, Easton, Pennsylvania.

Woods joined the Company in July 2006 and has over 20 years experience in medical device technology and healthcare services. Ms. Woods served as the CEO of Pro-Qura, a medical services company focusing on brachytherapy quality assurance and education, from 2002 until joining the Company. Prior to this, she served as the Vice President of Sales at ATI Medical in 2002, Vice President of Sales - West and Vice President of Marketing and Business Development for Imagyn Medical Technologies from 2000 to 2002, and Director of Business Development for Seattle Prostate Institute from 1998 to 2000. She holds a Bachelor of Science degree in Business Administration - Marketing from Loma Linda University.

Swanberg has more than 22 years experience in engineering and materials science, nuclear waste and chemical processing, aerospace materials and processes, and environmental technology development and environmental compliance. Beginning in November 1995 and until January 2004, Mr. Swanberg was employed full time as Sr. Chemical/Environmental Engineer for Science Applications International Corporation working on a variety of projects including nuclear waste research and development. Mr. Swanberg joined IsoRay's predecessor company in March of 1999 on a part-time basis and has held management positions in the IsoRay companies since 2000. Mr. Swanberg began full-time employment with IsoRay in February 2004. He has been instrumental in the development of IsoRay's initial product, the Cs-131 brachytherapy seed, including interfaces with technical, regulatory, and quality assurance requirements. With IsoRay and its predecessor companies, he has managed the development and production of radioactive seeds to support testing to meet NRC and FDA requirements, provided technical guidance for characterization of the IsoRay seed to meet AAPM Task Group 43 protocols, and coordinated production and testing of non-radioactive seeds to conform to ISO standards for brachytherapy devices. He holds an MS in Chemical Engineering and is a licensed professional engineer in the state of Washington.

About IsoRay

IsoRay, Inc., through its subsidiary, IsoRay Medical, Inc., is the sole producer of the Cesium-131 brachytherapy seed, used to treat prostate and other cancers. The Cesium-131 seed offers a significantly shorter half-life than the two other isotopes commonly used for brachytherapy, which results in a substantially faster delivery of therapeutic radiation, lower probability of cancer cell survival and reduction of the longevity of common brachytherapy side effects(a)(b). IsoRay is based in Richland, Washington. More information is available about IsoRay at www.isoray.com.

(a)
Armpilia CI, Dale RG, Coles IP, et al. The Determination of Radiobiologically Optimized Half-lives for Radionuclides Used in Permanent Brachytherapy Implants. Int. J. Radiation Oncology Biol. Phys. 2003; 55 (2): 378-385.

(b)	Prestidge B.R., Bice W.S., Jurkovic I., et al. Cesium-131 Permanent Prostate Brachytherapy: An Initial Report. Int. J. Radiation Oncology Biol. Phys. 2005; 63 (1): 5336-5337.

Safe Harbor Statement

Statements in this news release about IsoRay's future expectations, including: the advantages of our Cesium-131 seed; future demand for IsoRay's existing and planned products; whether IsoRay's marketing strategies will result in increased sales; IsoRay’s manufacturing needs and capabilities; whether Cs-131 will be used to treat other cancers in the future; whether we will be successful in locating a qualified candidate to serve as CEO; whether physicians will continue to adopt and use Cs-131; future expansion plans into Russia and other countries; and all other statements in this release, other than historical facts, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). This statement is included for the express purpose of availing IsoRay, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as physician acceptance, training and use of IsoRay's products; changing levels of demand for IsoRay's current and proposed future products in the U.S. and other markets worldwide; whether later studies and protocols support the findings of the initial studies; success of future research and development activities; IsoRay's ability to successfully manufacture, market and sells its products; IsoRay’s ability to manufacture its products in sufficient quantities to meet demand within required delivery time periods while meeting its quality control standards; IsoRay’s ability to enforce its intellectual property rights; changes in reimbursement rates; changes in laws and regulations applicable to our current and future products; UralDial, LLC’s ability to successfully complete construction of and commence operations at the new proposed Russian facility; IsoRay’s ability to obtain necessary certifications to import Proxcelan into Russia and other foreign countries; supply disruptions or other factors that make operations in Russia or other foreign countries difficult, subject to increased costs, or impracticable; and other risks detailed from time to time in IsoRay's reports filed with the SEC.

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